UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

MIND MEDICINE (MINDMED) INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 220-6633

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2024, Mind Medicine (MindMed) Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of (i) 9,285,511 common shares (the “Common Shares”) of the Company, without par value (the “Shares”), and (ii) to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,428,775 Common Shares (the “Pre-Funded Warrant Shares”). The offering price for the Shares is $7.00 per share, less underwriting discounts and commissions. The offering price for the Pre-Funded Warrants is $6.999 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less a $0.001 per share exercise price for each such Pre-Funded Warrant. No distribution under the Offering shall occur in Canada or to a person resident in Canada.

The net proceeds to the Company from the Offering are expected to be approximately $70.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on August 12, 2024, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering to fund the research and development of its product candidates and for working capital and general corporate purposes.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. The exercise price and the number of Pre-Funded Warrant Shares are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Shares as well as upon any distribution of assets, including cash, securities or other property, to the Company’s shareholders. The Pre-Funded Warrants will not expire and are exercisable in cash or by means of a cashless exercise. A holder of Pre-Funded Warrants may not exercise such Pre-Funded Warrants if the aggregate number of Common Shares beneficially owned by such holder, together with its affiliates, would exceed more than 4.99% or 9.99% (at the initial election of the holder) of the number of Common Shares outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280548), the “Registration Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on June 28, 2024 and automatically became effective upon filing, and a related base prospectus, as supplemented by a prospectus supplement.

In connection with the Underwriting Agreement, the Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Shares without first obtaining the written consent of Leerink Partners LLC, subject to certain exceptions, for 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

The foregoing summary of the terms of the Underwriting Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and Form of Pre-Funded Warrant, which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and which are incorporated herein by reference. Osler, Hoskin & Harcourt LLP, Canadian counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares in the Offering, as well as the Pre-Funded Warrant Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference. Hogan Lovells US LLP, U.S. counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Pre-Funded Warrants in the Offering, a copy of which is attached hereto as Exhibit 5.2 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2024, the Company disclosed in a prospectus supplement preliminary financial data of cash and cash equivalents of approximately $243.1 million, as of June 30, 2024.

This estimate of cash and cash equivalents is preliminary and subject to completion. As a result, this unaudited preliminary financial information reflects the Company's preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company's actual financial position as of June 30, 2024. The unaudited preliminary cash and cash equivalents included in the prospectus supplement and this Current Report on Form 8-K have been prepared by, and is the responsibility of, the Company’s management. The Company's independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the financial information set forth above.

Item 8.01	Other Events.

On August 9, 2024, the Company issued press releases announcing the launch of the Offering and the pricing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

On August 12, 2024, the Company posted an updated corporate presentation on its website. A copy of the presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and between Mind Medicine (MindMed) Inc. and Leerink Partners LLC and Evercore Group L.L.C., as representatives of the underwriters named therein, dated August 9, 2024.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

5.2	Opinion of Hogan Lovells US LLP.

23.1	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

99.1	Press Release, dated August 9, 2024.

99.2	Press Release, dated August 9, 2024.

99.3	Corporate Presentation, dated August 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: August 12, 2024	By:	/s/ Robert Barrow
	Name:	Robert Barrow
	Title:	Chief Executive Officer